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                               SECURITY AGREEMENT

DATE:                             October 1, 2004

DEBTOR:                           Behringer Harvard REIT I, Inc.

DEBTOR'S MAILING ADDRESS:         Addison Circle One
                                  15601 Dallas Parkway, Suite 600
                                  Addison, Texas 75001

SECURED PARTY:                    First American Bank, SSB

SECURED PARTY'S MAILING ADDRESS:  One Lincoln Park
                                  8401 N. Central Expressway, Suite 500
                                  Dallas, Dallas County, Texas 75225

COLLATERAL (INCLUDING
 ALL ACCESSIONS):                 Money Market Account #0332594925 at First
                                  American Bank, in the name of Behringer
                                  Harvard REIT I, Inc. (the "MONEY MARKET
                                  Account")

OBLIGATIONS:                      That certain Promissory Note ("NOTE")
                                  executed by Behringer Harvard Holdings, LLC
                                  ("BORROWER"), in the maximum principal amount of $12,600,000.00, dated of even date herewith, payable to the order of Secured
                                  Party, and all amendments thereto or
                                  extensions thereof, and that certain Guaranty
                                  Agreement, executed by Debtor, covering the Note, dated of even date herewith, for the benefit of the Secured Party.

        Subject to the terms of this Security Agreement, Debtor grants to Secured Party a security interest in the Collateral and all its proceeds to secure payment and performance of Debtor's obligation in this Security Agreement and all renewals and extensions of any of the Obligations.

DEBTOR'S WARRANTIES

        1. FINANCING STATEMENT. Except for those in favor of Secured Party, no financing statement covering the Collateral is filed in any public office.

        2. OWNERSHIP. Debtor owns the Collateral and has the authority to grant this security interest. Ownership is free from any setoff, claim, restriction, lien, security interest, or encumbrance except this security interest and liens for taxes not yet due.

        3. FIXTURES AND ACCESSIONS. None of the Collateral is affixed to real estate, is an

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accession to any goods, is commingled with other goods, or will become a fixture, accession, or part of a product or mass with other goods except as expressly provided in this Security Agreement.

        4. FINANCIAL STATEMENTS. All information about Debtor's financial condition provided to Secured Party was accurate when submitted, as will be any information subsequently provided.

DEBTOR'S COVENANTS

        1. PROTECTION OF COLLATERAL. Debtor will defend the Collateral against all claims and demands adverse to Secured Party's interest in it and will keep it free from all liens except those for taxes not yet due and from all security interests except this one. The Collateral will remain in Debtor's possession or control at all times, except as otherwise provided in this Security Agreement. Debtor will maintain the Collateral in good condition and protect it against misuse, abuse, waste, and deterioration except for ordinary wear and tear resulting from its intended use.

        2. SECURED PARTY'S COSTS. Debtor will pay all expenses incurred by Secured Party in obtaining, preserving, perfecting, defending, and enforcing this security interest or the Collateral and in collecting or enforcing the Obligations. Expenses for which Debtor is liable include, but are not limited to, taxes, assessments, reasonable attorney's fees, and other legal expenses. These expenses will bear interest from the dates of payments at the highest rate stated in notes that evidence the Obligations, and Debtor will pay Secured Party this interest on demand at a time and place reasonably specified by Secured Party. These expenses and interest will be part of the Obligations and will be recoverable as such in all respects.

        3. ADDITIONAL DOCUMENTS. Debtor will sign any agreements, financing statements, or other documents or instruments that Secured Party considers necessary to obtain, maintain, and perfect this security interest or to comply with any relevant law.

        4. NOTICE OF CHANGES. Debtor will immediately notify Secured Party of any material change in the Collateral; change in Debtor's name, address, or location; change in any matter warranted or represented in this agreement; change that may affect this security interest; and any event of default.

        5. SALE. Debtor will not sell, transfer, or encumber any of the Collateral without the prior written consent of Secured Party.

        6. RESERVE. Debtor covenants to preserve and maintain, at all times, in the Money Market Account an amount of funds (the "RESERVE") equal to or greater than the principal and interest outstanding under the Note, which amount shall be over and above and in addition to any other reserve amounts that the Debtor is required to maintain in the Money Market Account under any other loans between the Borrower and the Secured Party.

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RIGHTS AND REMEDIES OF SECURED PARTY

        1. GENERALLY. Secured Party may exercise any of the following rights and remedies either before or after default:

                a.      take control of any proceeds of the Collateral;

                b. release any Collateral in Secured Party's possession to any debtor, temporarily or otherwise;

                c. take control of any funds generated by the Collateral, such as refunds from and proceeds of insurance, and reduce any part of the Obligations accordingly or permit Debtor to use such funds to repair or replace damaged or destroyed Collateral covered by insurance; or

                d. demand, collect, convert, redeem, settle, compromise, receipt for, realize on, sue for, and adjust the Collateral either in Secured Party's or Debtor's name, as Secured Party desires.

        2. INSURANCE. If Debtor fails to maintain insurance as required by this Security Agreement or otherwise by Secured Party, then Secured Party may purchase single-interest insurance coverage that will protect only Secured Party. If Secured Party purchases this insurance, its premiums will become part of the Obligations.

EVENTS OF DEFAULT

        Each of the following conditions is an event of default:

        1. If the Borrower defaults in timely payment or performance of any Obligations, covenant, or liability in any written agreement between Borrower and Secured Party, or if the Debtor defaults in the performance of any term or condition of this Security Agreement;

        2. If any warranty, covenant, or representation made to Secured Party by or on behalf of Debtor or Borrower proves to have been false in any material respect when made;

        3. If a receiver is appointed for Borrower, Debtor or any of the Collateral;

        4. If the Collateral is assigned for the benefit of creditors or, to the extent permitted by law if bankruptcy or, insolvency proceedings commence against or by any of these parties: Borrower (or either of the entities comprising the borrower), Debtor; any partnership of which

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Debtor is a general partner; and any maker, drawer, acceptor, endorser, guarantor, surety, accommodation party, or other person liable on or for any part of the Obligations;

        5. If any financing statement regarding the Collateral but not related to this security interest and not favoring Secured Party is filed;

        6.      If any lien attaches to any of the Collateral; or

        7. If any of the Collateral is lost, stolen, damaged, or destroyed, unless it is promptly replaced with collateral of like quality or restored to its former condition.

REMEDIES OF SECURED PARTY ON DEFAULT

        During the existence of any event of default, Secured Party may declare the unpaid principal and earned interest of any of the Obligations immediately due in whole or part, enforce the Obligations, and exercise any rights and remedies granted by Chapter 9 of the Texas Uniform Commercial Code or by this Security Agreement, including the following:

        1. Require Debtor to deliver to Secured Party all books and records relating to the Collateral;

        2. Require Debtor to assemble the Collateral and make it available to Secured Party at a place reasonably convenient to both parties;

        3. Take possession of any of the Collateral and for this purpose enter any premises where it is located if this can be done without breach of the peace;

        4. Sell, lease, or otherwise dispose of any of the Collateral in accord with the rights, remedies, and duties of a secured party under Chapter 9 of the Texas Uniform Commercial Code after giving notice as required by such chapter; unless the Collateral threatens to decline speedily in value, is perishable, or would typically be sold on a recognized market. Secured Party will give Debtor reasonable notice of any public sale of the Collateral or of a time after which it may be otherwise disposed of without further notice to Debtor; in this event, notice will be deemed reasonable if it is mailed, postage prepaid, to Debtor at the address specified in this agreement at least ten days before any public sale or ten days before the time when the Collateral may be otherwise disposed of without further notice to Debtor;

        5. Surrender any insurance policies covering the Collateral and receive the unearned premium;

        6. Apply any proceeds from disposition of the Collateral after default in the manner specified in Chapter 9 of the Texas Uniform Commercial Code, including payment of Secured Party's reasonable attorney's fees and court expenses; and

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        7.      If disposition of the Collateral leaves the Obligations
unsatisfied, collect the deficiency from Borrower, Debtor or any guarantor of the Obligations.

GENERAL PROVISIONS

        1. PARTIES BOUND. Secured Party's rights under this Security Agreement shall inure to the benefit of its successors and assigns. Assignment of any part of the Obligations and delivery by Secured Party of any part of the Collateral will fully discharge Secured Party from responsibility for that part of the Collateral. If Debtor is more than one, all their representations, warranties, and agreements are joint and several. Debtor's obligations under this Security Agreement shall bind Debtor's personal representatives, successors, and assigns.

        2. WAIVER. Neither delay in exercise nor partial exercise of any of Secured Party's remedies or rights shall waive further exercise of those remedies or rights. Secured Party's failure to exercise remedies or rights does not waive subsequent exercise of those remedies or rights. Secured Party's waiver of any default does not waive further default. Secured Party's waiver of any right in this Security Agreement or of any default is binding only if it is in writing. Secured Party may remedy any default without waiving it.

        3. REIMBURSEMENT. If Debtor fails to perform any of Debtor's obligations, Secured Party may perform those obligations and be reimbursed by Debtor on demand at the place where any note evidencing the Obligations is payable for any sums so paid, including attorney's fees and other legal expenses, plus interest on those sums from the dates of payment at the rate stated in any such note for matured, unpaid amounts. The sum to be reimbursed shall be secured by this Security Agreement.

        4. INTEREST RATE. Interest included in the Obligations shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited to the principal of the Obligations or, if that has been paid, refunded. On any acceleration or required or permitted prepayment of the Obligations, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal amount of the Obligations or, if the principal amount has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the Obligations.

        5. MODIFICATIONS. No provisions of this Security Agreement shall be modified or limited except by written agreement.

        6. SEVERABILITY. The unenforceability of any provision of this Security Agreement will not affect the enforceability or validity of any other provision.

        7. AFTER-ACQUIRED CONSUMER GOODS. This security interest shall attach to after-acquired consumer goods only to the extent permitted by law.

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        8.      APPLICABLE LAW. This Security Agreement will be construed
according to Texas laws.

        9. PLACE OF PERFORMANCE. This Security Agreement is to be performed in the county of Secured Party's mailing address.

        10. FINANCING STATEMENT. A carbon, photographic, or other reproduction of this Security Agreement or any financing statement covering the Collateral is sufficient as a financing statement.

        11. PRESUMPTION OF TRUTH AND VALIDITY. If the Collateral is sold after default, recitals in the bill of sale or transfer will be prima facie evidence of their truth, and all prerequisites to the sale specified by this agreement and by Chapter 9 of the Texas Uniform Commercial Code will be presumed satisfied.

        12. SINGULAR AND PLURAL. When the context requires, singular nouns and pronouns include the plural.

        13. PRIORITY OF SECURITY INTEREST. This security interest shall neither affect nor be affected by any other security for any of the obligation. Neither extensions of any of the obligation nor releases of any of the Collateral will affect the priority or validity of this security interest with reference to any third person.

        14. CUMULATIVE REMEDIES. Foreclosure of this security interest by suit does not limit Secured Party's remedies, including the right to sell the Collateral under the terms of this Security Agreement. All remedies of Secured Party may be exercised at the same or different times, and no remedy shall be a defense to any other. Secured Party's rights and remedies include all those granted by law or otherwise, in addition to those specified in this Security Agreement.

        15. AGENCY. Debtor's appointment of Secured Party as Debtor's agent is coupled with an interest and will survive any disability of Debtor.

        16. ATTACHMENTS INCORPORATED. The addendum indicated below is attached to this Security Agreement and incorporated into it for all purposes:

        (_X_)   Addendum relating to accounts, inventory, documents, chattel paper, and general intangibles.

        (___)   Addendum relating to instruments.

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        17.     LOAN AGREEMENT. THIS WRITTEN LOAN AGREEMENT (AS DEFINED BY
SECTION 26.02 OF THE TEXAS UNIFORM COMMERCIAL CODE) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                        DEBTOR:

                                        BEHRINGER HARVARD REIT I, INC.


                                        By:_________________________________
                                        Name:_______________________________
                                        Title:______________________________


                                        SECURED PARTY:

                                        FIRST AMERICAN BANK, SSB


                                        By:_________________________________
                                        Name:_______________________________
                                        Title:______________________________


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                         ADDENDUM TO SECURITY AGREEMENT
                 (ACCOUNTS, INVENTORY, DOCUMENTS, CHATTEL PAPER,
                              GENERAL INTANGIBLES)

Date:                October ___, 2004

Debtor:              Behringer Harvard REIT I, Inc.

Secured Party:       First American Bank, SSB

        The Collateral includes one or more of these classifications: accounts, inventory, documents, chattel paper, and general intangibles; this Addendum covering that Collateral applies to and is incorporated into the Security Agreement to which it is attached.

DEBTOR'S WARRANTY

        No account debtors or other obligor whose debts or obligations are part of the Collateral have any right to setoffs, counterclaims, or adjustments or any defenses in connection with their debts or obligations.

DEBTOR'S COVENANTS

        1. INFORMATION AND INSPECTION. At the time and in the form specified by Secured Party, Debtor will furnish Secured Party any requested information related to the Collateral, which may include:

                a. all information necessary to identify any of the Collateral; and

                b. shipping and delivery receipts evidencing the shipment of goods, and invoices evidencing receipt of and payment for inventory in the Collateral.

Debtor will also allow Secured Party to inspect the Collateral at any time and place and to inspect and copy all records relating to the Collateral, as long as these are accomplished without breach of the peace.

        2. PARTIES LIABLE ON THE COLLATERAL. Debtor will preserve the liability of all obligors on the Collateral, preserve the priority of all security for the Collateral, and deliver to Secured Party the original certificates of title on all motor vehicles included in the Collateral.

        3. MODIFICATION OF COLLATERAL. Without the written consent of Secured Party, Debtor will not agree to any modification of terms in any writing related to the Collateral.

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        4.      DELIVERY OF RECEIPTS TO SECURED PARTY. On Secured Party's demand
Debtor will deposit all payments received as proceeds of Collateral in a special bank account designated by Secured Party, who alone will have power of withdrawal. Debtor will deposit the payments on receipt, in the form received, and with any necessary endorsements as security for the Obligations described in the Security Agreement. Secured Party may make any endorsements in Debtor's name and behalf. Between receiving and depositing these payments, Debtor will not mingle them with any of Debtor's other funds or property but will hold them separate and in an express trust for Secured Party. Secured Party shall apply all or part of these funds against the Obligations.

        5. RECORDS OF COLLATERAL. Debtor will maintain accurate books and records covering the collateral and showing the assignment of accounts in Collateral to Secured Party. Only undisputed and unpaid amounts will be shown as owed to Debtor on the books and any assignment schedule.

        6. ACCOUNTS. Each account in the Collateral will represent the valid, legally enforceable obligation of third parties and will not be evidenced by any instrument or chattel paper.

        7. CONSUMER CREDIT. If any Collateral or proceeds include obligations of third parties to Debtor, the transactions creating those obligations will conform in all respects to applicable state and federal consumer credit law.

        8. CHATTEL PAPER. By means satisfactory to Secured Party, Debtor has perfected or will perfect a security interest in goods covered by chattel paper in Collateral.

        9. POSSESSION OF COLLATERAL. By delivering a copy of this Security Agreement to the broker, seller, or other person in possession of Collateral that is chattel paper or documents, Secured Party will effectively notify that person of Secured Party's interest in the Collateral. Delivery of the copy of the Security Agreement will also constitute Debtor's instruction to deliver to Secured Party certificates or other evidence of the Collateral as soon as it is available. Debtor will immediately deliver to Secured Party all chattel paper and documents that are collateral in Debtor's possession. If that Collateral is hereafter acquired, Debtor will deliver it to Secured Party immediately following acquisition and either endorse it to Secured Party's order or give Secured Party appropriate executed powers.

        10. UNCERTIFICATED SECURITIES. If the collateral is uncertificated securities, Secured Party's delivery of a copy of this Security Agreement to the financial intermediary on whose books the Debtor's interest in the Collateral appears will effectively notify the financial intermediary of Secured Party's interest in the Collateral and will constitute Debtor's instruction that the issuer of the securities register their pledge to Secured Party. Debtor agrees to do everything required by Secured Party to complete the transfer and perfection of this security interest.

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RIGHTS AND REMEDIES OF SECURED PARTY

        1. GENERAL. Before or after default Secured Party may exercise any or all of these rights and remedies:

                a. contact account debtors directly to verify information furnished by Debtor;

                b. notify obligors on the Collateral to pay Secured Party directly;

                c. take control of all proceeds of and payments on any Collateral and apply them against the Obligations; and

                d. as Debtor's agent endorse any documents or chattel paper that is Collateral or that represents proceeds of Collateral.

        2. LIABILITY. Secured Party has no obligation to collect any account and will not be liable for failure to collect any account or for any act or omission on the part of Secured Party or Secured Party's officers, agents, or employees, except willful misconduct.

                                          DEBTOR:

                                          BEHRINGER HARVARD REIT I, INC.


                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________


                                          SECURED PARTY:

                                          FIRST AMERICAN BANK, SSB


                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________